FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended July 31, 2009 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Monthly Financial Data as of and for the period ended July 31, 2009 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: August 25, 2009	By: /s/	Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page

99.1	Monthly Financial Data as of and for the period ended July 31, 2009	4-5

EXHIBIT 99.1

First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unaudited, Unconsolidated Financial Highlights (Dollars in thousands)

	As of, for the month ended July 31, 2009	As of, for the month ended June 30, 2009	As of, for the month ended July 31, 2008	As of, for the 7 months ended July 31, 2009	As of, for the 7 months ended July 31, 2008

Cash and investment securities	$250,911	$195,977	$562,497
Total mortgage-backed securities	$-	$-	$42,502
Total assets	$6,318,798	$6,367,188	7,429,429

LOANS:
Gross loans receivable	$5,978,309	$6,133,210	$6,579,861

Loans funded:
Single family loans	$-	$852	$120,908	$29,522	$558,557
Multi family loans	-	-	50,435	68,248	353,882
Commercial & industrial real estate loans	-	-	1,078	-	12,375
Other loans	299	2,509	724	8,612	25,286
Total loans funded	299	3,361	173,145	106,382	950,100
Loans originated for third parties	20,405	2,450	-	26,358	3,861
Total loans originated	$20,704	$5,811	$173,145	$132,740	$953,961

Percentage of ARMs originated	100%	100%	10%	82%	10%
Loan repayments:
Single family loans	$25,419	$22,970	$45,592	$118,415	$408,304
Multi family & commercial real estate loans	19,775	29,237	12,941	108,926	256,114
Other loans	10,166	1,249	806	35,385	14,678
	$55,360	$53,456	$59,339	$262,726	$679,096

Loans sold	$25,354	$-	$-	$47,167	$1,060

Percentage of adjustable rate loans to the total portfolio	70.27%	70.32%	77.48%

Non-performing assets to total assets ratio	10.15%	10.15%	7.56%

Delinquent loans:
Non-accrual single family loans	$516,696	$543,720	$437,176
Single family loans 30-59 days delinquent	$83,068	$73,723	$123,357
Single family loans 60-89 days delinquent	$17,541	$35,494	$101,427

BORROWINGS:
Federal Home Loan Bank advances	$1,350,000	$1,350,000	$2,165,000
Reverse repurchase agreements	$-	$-	$370,000

DEPOSITS:
Retail deposits	$3,715,720	$3,530,454	$2,912,729
Wholesale deposits	878,334	1,115,259	1,247,390
	$4,594,054	$4,645,713	$4,160,119

Net increase (decrease) in deposits	$(51,659)	$(28,510)	$298,938	$(322,658)	$(8,829)

AVERAGE INTEREST RATES (CONSOLIDATED):

	As of, for the month ended July 31, 2009	As of, for the month ended June 30, 2009	As of, for the month ended July 31, 2008	As of, for the 7 months ended July 31, 2009	As of, for the 7 months ended July 31, 2008
Yield on loans	4.97%	4.64%	5.81%	5.15%	6.38%
Yield on investments	0.17%	0.86%	5.19%	2.08%	5.11%
Yield on earning assets	4.72%	4.37%	5.76%	4.88%	6.29%
Cost of deposits	2.43%	2.61%	3.03%	2.75%	3.54%
Cost of borrowings	3.26%	2.92%	3.39%	2.93%	4.01%
Cost of money	2.63%	2.70%	3.17%	2.80%	3.72%
Earnings spread	2.09%	1.67%	2.59%	2.08%	2.57%
Effective net spread	2.08%	1.69%	2.70%	2.08%	2.75%